Exhibit 99.1

Power REIT Acquires Greenhouse Property for Cannabis Cultivation and Processing in Maine in Highly Accretive Transaction

Publishes Updated Investor Presentation

Old Bethpage, New York, May 15, 2020 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW) (“Power REIT” or the “Trust”) today announced that it acquired a 3 acre property in York County, Maine for $1,000,000 through a newly formed wholly owned subsidiary (“PropCo”). The property includes a 32,800 square-foot greenhouse and 2,800 square foot processing/distribution building that are both under active construction. Simultaneous with the acquisition, PropCo entered into a lease with an operator (“Sweet Dirt”) that is licensed for medical cannabis cultivation, processing and distribution at the property (“Tenant”). As part of the acquisition, PropCo will reimburse Tenant for $950,000 of the approximately $1.5 million Sweet Dirt has incurred to date related to the construction and will fund up to approximately $2.97 million of costs to complete the construction. Accordingly, Power REIT’s total investment in the property is approximately $4.92 million which translates to approximately $138 per square foot for a state of the art Controlled Environment Agriculture Greenhouse (“CEAG”). The lease is structured to provide straight-line annual rent of approximately $920,000, representing an estimated yield of over 18.5% with the tenant responsible for all operating expenses.

Upon completion of the construction, which is targeted for November 2020, the CEAG is expected to the be largest cannabis greenhouse cultivation facility in the state of Maine. In addition, Power REIT received an option to acquire an adjacent 3 vacant parcel that is owned by Tenant for $400,000 which provides Power REIT the option to finance additional cultivation space for Sweet Dirt.

David Lesser, Power REIT’s Chairman and CEO, commented, “We are excited to support the efforts of Sweet Dirt as we enter a new market. The Maine market is highly fragmented and is projected for tremendous growth. Power REIT is focused on supporting Sweet Dirt’s efforts to take a leadership role in the Maine Cannabis industry.”

Kristin Pope, Co-Founder of Sweet Dirt commented, “Sweet Dirt is thrilled to have the support of Power REIT as we ramp up production to meet the demand from existing medical cannabis patients and future consumers. The greenhouse will allow us to deliver year-round, organically grown artisanal cannabis to the Maine market.”

Jim Henry, CEO of Sweet Dirt, commented, “Sweet Dirt is preparing to expand our footprint in Maine’s regulated market. This transaction will allow us to focus on cultivation and invest directly into our growth initiatives. The state-of-the-art greenhouse will feature exceptional thermal performance, best- in-class snow and wind load capacity, automated climate control, supplemental lighting and light-deprivation (shade) systems. Power REIT moves us towards our vision of becoming a large-scale producer of the highest quality cannabis in Maine.”

FFO ASSUMPTIONS

The acquisition is immediately accretive to FFO by adding approximately $920,000 of straight-line rent which translates to incremental FFO of approximately $0.48 per share per annum on a run rate basis. Omitting future available capital deployments, this transaction along with the other recently announced greenhouse related transactions should increase FFO per share to approximately $1.40 per year on a run rate basis which compares to $0.56 prior to embarking on our updated business plan in July 2019. Assuming Power REIT deploys its existing remaining capital equally over the next two quarters, the year-end “run-rate” for FFO per share should exceed $1.80 per share, which assumes that the capital is deployed at a 12.5% yield. Similarly, if Power REIT deploys its capital at a rate in-line with recent acquisitions, the year end FFO “run-rate” would exceed $1.90 per share.

Mr. Lesser continued, “By this coming fall upon completion of the CEAG, our tenant will not only have the largest cannabis greenhouse cultivation facility in Maine but will also be the first fully vertically integrated cannabis company with greenhouse cultivation, processing and retail sales. We also look forward to funding the expansion of Sweet Dirt’s cultivation capacity in the near term on an adjacent parcel of land that is owned by Sweet Dirt and for which Power REIT has an option to acquire and then fund the improvements. This should solidify a dominant position in the Maine market for Sweet Dirt. Our existing portfolio of cannabis greenhouse properties are all on track with respect to construction and rent payments. With an extensive acquisition pipeline, we feel optimistic that we will be able to deploy the remainder of the capital currently available for investment in the near term. Cannabis operators currently have limited access to capital sources which means that Power REIT should be able to deploy much needed capital at attractive risk adjusted returns.”

Mr. Lesser concluded, “Since embarking on our new business plan focused on CEAG properties in July 2019, Power REIT has now demonstrated dramatic growth in FFO. Given our relatively small size coupled with the attractive rates of return that Power REIT is investing in CEAG properties, translates to the potential for significant additional growth. At this point, Power REIT trades at a lower discount than typical REITs and yet has growth prospects that are much higher than the REIT market in general. I believe this represents a compelling opportunity for investment that should generate attractive risk adjusted returns.”

As previously disclosed, Power REIT recently completed a $15.5 million debt financing at a rate of 4.62% which fully amortizes over a 35-year term. Approximately $9.6 million of the funds has now been earmarked to acquire assets and expand greenhouse cultivation assets we have acquired. In addition to this expansion transaction, Power REIT has an extensive pipeline of CEA acquisition targets and is actively working to deploy the remainder of the capital available for investment.

Updated Investor Presentation

In conjunction with this acquisition, Power REIT has updated its investor presentation to communicate the company’s strategic business plan and recent activities. A copy of the presentation can be found in the investors section of the Power REIT website: www.pwreit.com

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

About Sweet Dirt

Sweet Dirt and its affiliates is a Maine state-licensed medical cannabis caregiver and producer of organically grown cannabis and wholesome CBD/hemp products. Sweet Dirt provides patients with affordable, effective healing through clean medical cannabis and has a focus on sustainability including environmental and social benefits. Additional information about Sweet Dirt can be found on its website: www.sweetdirt.com

About Power REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy. Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONTACT:

David H. Lesser, Chairman & CEO

dlesser@pwreit.com

301 Winding Road

Old Bethpage, NY 11804

212-750-0371

www.pwreit.com